HOLLYER BRADY BARRETT & HINES LLP
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                                 October 21, 2005



To the Trustees of Tax-Free Fund For Utah

     We consent to the incorporation by reference into post-effective amendment No. 18 under the 1933 Act and No. 17 under the 1940 Act of our opinion dated October 29, 1997.


                              Hollyer Brady Barrett & Hines LLP


                             /s/William L.D. Barrett

                              William L.D. Barrett